UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2013

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On April 8, 2013, Dollar General Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $400,000,000 aggregate principal amount of 1.875% Senior Notes due 2018 (the “2018 Notes”) and $900,000,000 aggregate principal amount of 3.250% Senior Notes due 2023 (the “2023 Notes” and together with the 2018 Notes, the “Notes”). Settlement for the offering of the Notes occurred on April 11, 2013. The net proceeds from the offering of the Notes were used, together with borrowings under the Company’s new senior unsecured credit facilities described below (the “New Credit Facilities”), to repay all of the outstanding borrowings under the Company’s existing senior secured credit facilities (the “Existing Credit Facilities”) and for general corporate purposes.

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333- 187493) (the “Registration Statement”), including a prospectus supplement dated April 8, 2013 (the “Prospectus Supplement”) to the prospectus contained therein dated March 25, 2013 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and a free writing prospectus dated April 8, 2013, filed by the Company with the Commission, pursuant to Rule 433 under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Underwriters and/or their affiliates are lenders under the Company’s Existing Credit Facilities and received a portion of the net proceeds from the offering of the Notes.

In addition, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses. The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

Supplemental Indentures

On April 11, 2013, the Company completed the public offering of the Notes. The Notes have been registered under the Securities Act, pursuant to the Registration Statement, as supplemented by the Prospectus Supplement.

The 2018 Notes were issued pursuant to an indenture (as supplemented and amended, the “Indenture”) dated as of July 12, 2012 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of April 11, 2013 between the Company and the Trustee (the “Third Supplemental Indenture”). The 2023 Notes were issued pursuant to the Indenture, as supplemented by the Fourth Supplemental Indenture dated as of April 11, 2013 between the Company and the Trustee (the “Fourth Supplemental Indenture” and together with the Third Supplemental Indenture, the “Supplemental Indentures”).

Copies of the Third Supplemental Indenture and the Fourth Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Supplemental Indentures and the Notes in this report are summaries and are qualified in their entirety by the terms of the Supplemental Indentures and the form of Notes attached hereto.

The Notes are unsecured and unsubordinated obligations of the Company and rank equally and ratably with the Company’s other existing and future debt not expressly subordinated in right of payment to the Notes and will be effectively subordinated to the Company’s secured debt to the extent of the value of the collateral. The Notes are structurally subordinated to the claims of creditors of subsidiaries of the Company.

The Company will pay interest on the Notes semi-annually on April 15 and October 15, beginning October 15, 2013, to holders of record on the preceding April 1 and October 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The 2018 Notes will mature on April 15, 2018 and the 2023 Notes will mature on April 15, 2023. The Company may redeem the 2018 Notes and the 2023 Notes in whole or in part at any time and from time to time prior to their stated maturity at the redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to maturity (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis plus a premium equal to the applicable treasury rate plus 20 basis points in the case of the 2018 Notes and 25 basis points in the case of the 2023 Notes, plus the accrued interest thereon to, but excluding, the date of redemption. Beginning January 15, 2023, the Company may redeem some or all of the 2023 Notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

In the event of a change of control triggering event (as defined in the Supplemental Indentures), the holders of the Notes may require the Company to purchase for cash all or a portion of their 2018 Notes and 2023 Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase. The Supplemental Indentures also contain certain customary covenants, including limitations on the ability of the Company and its subsidiaries, with exceptions, to incur debt secured by a pledge of or a lien on the voting stock of its subsidiaries. The Supplemental Indentures also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the 2018 Notes or the 2023 Notes to become or to be declared due and payable, as applicable.

The net proceeds from the offering of the Notes were used, together with borrowings under the Company’s New Credit Facilities, to repay all of the outstanding borrowings under the Company’s Existing Credit Facilities and for general corporate purposes.

U.S. Bank National Association also serves as trustee under the indenture governing the Company’s existing senior notes due 2017 and an affiliate of U.S. Bank National Association acted as an underwriter for the Company’s offering of the Notes for which they have received customary compensation.

New Credit Agreement

Concurrently with and conditioned upon the issuance of the Notes, the Company effected a refinancing of all of the outstanding term loans under its existing senior secured term loan facility (the

“Existing Term Loan Facility”). In addition, the Company replaced its existing senior secured asset-based revolving credit facility (the “Existing ABL Facility”) and repaid all amounts outstanding under the Existing ABL Facility. The Existing Term Loan Facility and the Existing ABL Facility are referred to together as the Existing Credit Facilities.

On April 11, 2013, the Company entered into an unsecured credit agreement (the “New Credit Agreement”) with Citibank, N.A. as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC as co-syndication agents and joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc. as joint lead arranger and joint bookrunner, Compass Bank, Fifth Third Bank, JPMorgan Chase Bank, N.A., Regions Bank, U.S. Bank, National Association and Wells Fargo Securities LLC as co-documentation agents, and the initial lenders named therein.  On April 11, 2013, the New Credit Agreement provides for total loans and commitments under the New Credit Facilities equal to $1,850.0 million. The New Credit Facilities consist of a $1,000.0 million five-year unsecured term loan facility (the “Term Loan Facility”) and a $850.0 million five-year unsecured revolving credit facility (the “Revolving Facility”) of which up to $250.0 million is available for letters of credit. The Revolving Facility also includes borrowing capacity available for short-term borrowings referred to as swingline loans. The Term Loan Facility and the Revolving Credit Facility are referred to together as the New Credit Facilities.

A copy of the New Credit Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The description of the New Credit Agreement in this report is a summary and is qualified in its entirety by the terms of the New Credit Agreement attached hereto.

The New Credit Facilities provide that the Company has the right at any time to request increased revolving commitments and/or incremental term loan facilities in an aggregate amount of up to $150.0 million, subject to customary conditions precedent.

Borrowings under the New Credit Facilities bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) LIBOR or (b) a base rate (which is usually equal to the prime rate). The Company is also required to pay a facility fee to the lenders under the New Credit Facilities for any used and unused commitments and customary letter of credit fees. As of April 11, 2013, the interest rate margin for LIBOR loans is 1.275% and the commitment fee rate is 0.225%. The applicable interest rate margins, the letter of credit fees and the commitment fees are subject to adjustment from time to time based on the Company’s long-term senior unsecured non-credit-enhanced debt ratings.

The Company may voluntarily repay outstanding loans under the New Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The Term Loan Facility will amortize in quarterly installments (beginning with the first full fiscal quarter after April 11, 2014) equal to 2.5% of the original principal amount of the Term Loan Facility, with the remaining outstanding amount payable on April 11, 2018. The Revolving Facility will be available from April 11, 2013 until April 11, 2018. There will be no required amortization under the Revolving Facility.

The New Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s and its subsidiaries’ ability to: incur additional subsidiary indebtedness; incur additional liens; sell all or substantially all of the Company’s assets; consummate certain fundamental changes or change the Company’s lines of business. The New Credit Agreement also contains certain customary affirmative covenants, a maximum leverage ratio covenant, a fixed charge coverage ratio covenant and events of default.

Certain of the Underwriters in the Notes offering and/or their affiliates perform roles under the New Credit Facilities.

ITEM 1.02                                  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the refinancing of the Existing Credit Facilities, on April 11, 2013, the Company repaid in full all outstanding term loans incurred under the Credit Agreement governing the Existing Term Loan Facility, dated as of July 6, 2007, as amended and restated as of March 30, 2012 and amended on October 9, 2012, by and among the Company, CitiCorp North America, Inc., as administrative agent and collateral agent, and the other credit parties and lenders from time to time party thereto. The Company also replaced the ABL Credit Agreement governing the Existing ABL Facility, dated as of July 6, 2007, as amended and restated as of March 15, 2012 and amended on October 9, 2012, by and among the Company, the several subsidiary borrowers party thereto, Wells Fargo Bank, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer, and the other credit parties and lenders from time to time party thereto, and repaid in full all amounts outstanding under the ABL Credit Agreement. The Company repaid in full all of the amounts outstanding under the Credit Agreement and the ABL Credit Agreement with a combination of the proceeds from the issuance of the Notes and term loan borrowings under the New Credit Agreement, each as described above.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 8.01                                  OTHER EVENTS.

In connection with the offering by the Company of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto), (ii) the opinions of counsel with respect to the validity of the Notes sold in the offering (Exhibits 5.1 and 5.2 hereto) and (iii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

In connection with the refinancing of the Company’s Existing Credit Facilities and the release of all guarantees by the Company’s subsidiary guarantors under the Existing Credit Facilities, on April 11, 2013, the guarantees of the subsidiary guarantors of the Company’s existing 4.125% senior notes due 2017 were automatically and unconditionally released and discharged.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated as of April 8, 2013, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the other underwriters named therein.

4.1	Third Supplemental Indenture, dated as of April 11, 2013, between Dollar General Corporation and U.S. Bank National Association, as trustee.

4.2	Fourth Supplemental Indenture, dated as of April 11, 2013, between Dollar General Corporation and U.S. Bank National Association, as trustee.

4.3	Credit Agreement, dated as of April 11, 2013, among Dollar General Corporation, as borrower, Citibank, N.A. as administrative agent, and the other credit parties and lenders party thereto.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

5.2	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.2).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-187493).